UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2011

MS Structured Asset Corp. (Issuer in Respect of TILES Trust No. 2005-1)
(Exact name of registrant as specified in its charter)

Delaware	333-101155	13-4026700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York 10036
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (212) 761-2520

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement

 Credit Support Annex

 Pursuant to Part 1(g)(i) of the Schedule to the ISDA® Master Agreement between the TILES Trust No. 2005-1(the “Trust”) and Morgan Stanley Capital Services LLC (the “Swap Counterparty”) dated January 6, 2006, in the event that the short-term rating of Morgan Stanley as credit support provider under a guarantee (the “Credit Support Provider”) is below "A-1" by S&P the Swap Counterparty must post collateral pursuant to an ISDA® Credit Support Annex.  On December 23, 2011, the Trust and the Swap Counterparty entered into a Credit Support Annex (the “CSA”).  The Swap Counterparty will post collateral to the Trust in due course and in accordance with the terms defined therein, if and when required based on the market value of the Swap Agreement and only if the current rating of the Units by S&P would otherwise fail to be higher than that of the Credit Support Provider.  Currently, no collateral posting would be required to be made by the Swap Counterparty.  On December 22, 2011 the Swap Counterparty received written confirmation from S&P that the execution of the CSA did not result in the withdrawal or downgrading of the rating of the Units.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit. No.	Description

10.1	Credit Support Annex to the ISDA Agreement between the TILES Trust No. 2005-1 and Morgan Stanley Capital Services LLC, dated December 23, 2011
10.2	Guarantee issued by Morgan Stanley

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MS Structured Asset Corp. (Depositor)

Date: December 29, 2011	By:	/s/ Joshua Schanzer
Name: Joshua Schanzer
Title: Vice President

EXHIBIT INDEX

10.1	Credit Support Annex to the ISDA Agreement between the TILES Trust No. 2005-1 and Morgan Stanley Capital Services LLC, dated December 23, 2011
10.2	Guarantee issued by Morgan Stanley